Exhibit 99.1

BLACKHAWK BANCORP, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – [●], 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I/we, the undersigned shareholder(s) in Blackhawk Bancorp, Inc. (“Blackhawk”) do hereby appoint each of [●] and [●] (the “Proxies”) my true and lawful attorney, substitute, and proxy, with power of substitution, for me/us and in my/our name to vote at the special meeting of the shareholders of said corporation, to be held on the [●] day of [●], 2023, or at any adjournment of said meeting, with all powers I/we should have if personally present, hereby revoking all proxies heretofore given.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To approve the Agreement and Plan of Merger, dated as of March 20, 2023, among Blackhawk, First Mid Bancshares, Inc. (“First Mid”) and Eagle Sub LLC, a wholly-owned subsidiary of First Mid (“Merger Sub”), pursuant to which Blackhawk will merge with and into Merger Sub with Merger Sub as the surviving entity and a wholly-owned subsidiary of First Mid, and the transactions contemplated therein (collectively, the “merger proposal”).

For ___________ Against __________ Abstain ___________

2.	To approve the adjournment of the Blackhawk special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.

For ___________ Against __________ Abstain ___________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE ABOVE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name appears on your stock certificate or, if your shares are held in book entry form, then sign exactly as your name appears on the applicable books and records of Blackhawk. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated: _____________________________, 2023.

Signature	Additional Signature (if jointly held)

Please Print Name	Please Print Name

PLEASE MARK YOUR SELECTION FOR EACH OF THE PROPOSALS DESCRIBED ABOVE, THEN SIGN AND DATE THIS FORM. THIS FORM MAY BE RETURNED VIA MAIL OR IN PERSON. IF RETURNING THIS FORM VIA MAIL, PLEASE RETURN THIS FORM PROMPTLY BUT IN ANY EVENT NO LATER THAN [●], 2023, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE. IF YOU ARE RETURNING THIS FORM IN PERSON, PLEASE RETURN THIS FORM PROMPTLY BUT IN ANY EVENT NO LATER THAN [●], 2023 TO BLACKHAWK BANCORP, INC., 400 BROAD STREET, BELOIT, WISCONSIN 53511.